SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 9, 2009

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania (Address of Principal Executive Offices)	19004 (Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 9, 2009 Central European Distribution Corporation (the “Company”) completed the Lion Option and the Co-Investor Option, respectively, under the Co-Investor Option Agreement and the Lion Option Agreement, respectively, as disclosed in the Form 8-K filed by the Company on November 12, 2009, the Form 8-K filed by the Company on November 20, 2009 and the Form 8-K filed by the Company on December 2, 2009, and thereby purchased the remaining indirect equity interests in Lion/Rally Cayman 6 (“Cayman 6”), less the sole voting share of Cayman 6, comprising the remaining equity interest in the Russian Alcohol Group (“RAG”) that was not owned by the Company, from affiliates of Lion Capital LLP (“Lion”). The Company has the right to acquire the voting share of Cayman 6, and acquire control of RAG, only after the receipt of antimonopoly clearances for the acquisition from the Russian Federal Antimonopoly Commission, the Antimonopoly Committee of the Ukraine and any other relevant jurisdiction requiring such approval.

In consideration of the Co-Investor Option, the Company made cash payments of $131,800,000 and €23,650,000 to Lion. In consideration of the Lion Option, the Company (1) made cash payments of $184,347,666 and €105,839,852 to Lion; (2) deposited in an escrow account the amount of $23,991,072 and €51,315,337, which shall be paid to Lion on the earlier of (a) June 1, 2010 and (b) the date of receipt of antimonopoly clearances for the acquisition from the Russian Federal Antimonopoly Commission and the Antimonopoly Committee of the Ukraine (“Escrow Release Date”); and (3) undertook to pay Lion the additional amounts of (a) $2,375,354 and €5,080,727 on the Escrow Release Date and (b) $10,689,092 and €22,863,269 on June 1, 2010, or at the election of Lion, on any earlier date between April 20, 2010 and June 1, 2010. The Company used a portion of the proceeds from the offering of its common stock, completed November 18, 2009, and the offering of its Senior Secured Notes due 2016, completed December 2, 2009, in order to fund such cash payments.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 9, 2009, the Company caused irrevocable notice to be given of intent to prepay all amounts outstanding under the Facility Agreement entered into on July 10, 2008 by, among others, various companies within RAG for a syndicated facility arranged by Goldman Sachs International, Bank Austria Creditanstalt AG, ING Bank N.V. London Branch and Raiffeisen Zentralbank Österreich AG (the “RAG Facility Agreement”). The total principal amount outstanding under the RAG Facility Agreement that will be prepaid is approximately $283.5 million. Such amount, plus accrued interest and related fees and costs, is to be paid on or about December 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/S/ CHRISTOPHER BIEDERMANN
Christopher Biedermann
Vice President and Chief Financial Officer

Date: December 10, 2009